JOHN HANCOCK FUNDS II

SUBADVISORY AGREEMENT

AGREEMENT made this 13th day of July, 2012, between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"), and RS Investment Management Co. LLC, a Delaware limited liability company (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. APPOINTMENT OF SUBADVISER

The Subadviser undertakes to act as the investment subadviser to and, subject to the supervision of the Trustees of John Hancock Funds II (the "Trust") and the terms of this

Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or in another writing by the Trust and

Adviser.

2. SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a. Subject always to the direction and control of the Trustees of the Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' investment objectives, investment policies and limitations set forth in the Trust's registration statement, as amended, or as subsequently amended in writing. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolio, the Subadviser will:

i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies and limitations for each such Portfolio as described in the Trust's registration statement,

as amended, or as subsequently amended in writing;

iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities (including the placing of orders for such purchases and sales), entering into derivative transactions and by managing all cash in the

Portfolio;

iv. manage required collateral levels in connection with the investment and reinvestment of the assets of the Portfolios. The Sub-adviser will provide instructions to the custodian for the Portfolios (the "Custodian") to post collateral and to call for collateral from counterparties, as necessary, and will arrange for the transmission to the Custodian on a daily basis such confirmation, trade tickets, and other identifying information (including, but not limited to, Cusip, Cedel, or other numbers that identify the securities to be purchased or sold on behalf of the

Portfolio) as may be reasonably necessary to enable the Custodian to perform its administrative and recordkeeping responsibilities with respect to each Portfolio.

The Subadviser will provide reports with respect to its collateral management activities as requested by the Adviser;

v. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and

vi. provide assistance with and make recommendations for the fair value of securities held by the Portfolios for which market quotations are not readily available or which may be identified for review from time to time by either the Trust or the

Subadviser.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully,

and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios

(excluding determination of net asset value and fund accounting services).

c. The Subadviser will select brokers, dealers, futures commission merchants and other counterparties to effect all transactions for the Portfolios, including without out limitation, with respect to transactions in securities, derivatives, foreign currency exchange, commodities and/or any other investments. The Subadviser will place all orders with brokers, dealers, counterparties or issuers, and will negotiate brokerage commissions, spreads and other financial and non-financial terms, as applicable. The

Subadviser will always seek the best possible price and execution in the circumstances in all transactions. Subject to the foregoing, the Subadviser is directed at all times to seek to execute transactions for the Portfolios in accordance with its trading policies, as notified by the Subadviser to the Portfolios from time to time, but in all cases subject to policies and practices established by the Portfolios and described in the Trust's registration statement. Subject to always seeking the best possible price and execution in the circumstances, the Subadviser may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the

Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. The Subadviser will maintain all accounts, books and records with respect to the

Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 194.0, as amended (the "Investment

Company Act"), and Investment Advisers Act of 1940, as amended (the "Investment

Advisers Act"), and the rules thereunder.

e. The Subadviser shall vote proxies relating to the Portfolios' investment securities in accordance with the Trust's proxy voting policies and procedures, which provide that the

Subadviser shall vote all proxies relating to securities held by the Portfolios and, subject to the Trust's policies and procedures, shall use proxy voting policies and procedures adopted by the Subadviser in conformance with Rule 206(4)-6 under the Investment

Advisers Act. The Subadviser shall review its proxy voting activities on a periodic basis with the Trustees.

f. In making investment decisions, the Subadviser shall exercise its discretion upon the information from time to time available to it. The Subadviser shall act in compliance with all applicable laws, regulations and fiduciary duties relating to insider trading or insider dealing while in possession of material non-public or inside information.

3. LIMITED POWER OF ATTORNEY

The Adviser hereby constitutes and appoints the Subadviser as the Portfolios' limited agent and attorney-in-fact with power and authority to act on the Portfolios' behalf to enable the

Subadviser to render the services described in Section 2. The Subadviser shall have no authority under this provision to take any other actions on behalf of a Portfolio.

4. DOCUMENTS PROVIDED TO SUBADVISER

The Adviser has delivered or will deliver to the Subadviser current copies and supplements thereto of the Portfolios' registration statement that relate to the Subadviser or its management of the Portfolios, and will promptly deliver to the Subadviser all future amendments and supplements, if any, relating to the Subadviser or its management of the Portfolios.

5. COMPENSATION OF SUBADVISER

For the services provided to the Portfolios, the Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement payable monthly in arrears on the last business day of each month. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect between the parties.

The Adviser is solely responsible for the payment of fees to the Subadviser, and the Subadviser agrees to seek payment of its fees solely from the Adviser. Neither the Trust nor the Portfolios shall have liability for Subadviser's fee hereunder.

6. LIABILITY OF SUBADVISER

Neither the Subadviser nor any of its directors, officers or employees shall be liable to the

Adviser or the Trust for any loss suffered by the Adviser or Portfolios resulting from its acts or omissions as Subadviser to the Portfolios or from its execution of Adviser's written instructions,

except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from the reckless disregard of, the duties of the Subadviser or any of its directors, officers or employees.

7. SUPPLEMENTAL ARRANGEMENTS

The Subadviser may enter into arrangements with other persons affiliated with the

Subadviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Subadviser, provided that the Subadviser shall be responsible for any acts or omissions of such other persons and shall notify the Adviser in writing before entering into such arrangements.

8. REGULATION

The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

9. DURATION AND TERMINATION OF AGREEMENT

This Agreement shall become effective on the date first indicated above, subject to the condition that the Trust's Board, including a majority of those Trustees who are not interested persons (as such term is defined in the Investment Company Act) of the Adviser or the

Subadviser, and the holders of interests in the Portfolios, shall have approved this Agreement in the manner required by the Investment Company Act. Unless terminated as provided herein, this

Agreement shall remain in full force and effect through and including the second anniversary of the date first indicated above, and shall continue in full force and effect indefinitely thereafter,

but only so long as such continuance is specifically approved at least annually by (a) the Board,

or by the vote of a majority of the outstanding voting securities (as defined in the Investment

Company Act) of each Portfolio, and (b) the vote of a majority of those Trustees who are not interested persons (as such term is defined in the Investment Company Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated at any time, without. the payment of any penalty, by the

Trustees of the Trust, or, with respect to a Portfolio, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days' written notice to the Adviser and the Subadviser,

or by the Adviser or Subadviser on sixty days' written notice to the Portfolio and the other party.

This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Advisory

Agreement between the Adviser and the Trust terminates for any reason.

10. PROVISION OF CERTAIN INFORMATION I3Y SUBADVISER

The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment

Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this

Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding,

inquiry or investigation, at law or in equity, before or by any court, public board or body,

involving the affairs of the Fund; and

c. any change in actual control or management of the Subadviser or any change in the portfolio managers of the Fund. The Adviser acknowledges that prior to Adviser's execution and delivery of this Agreement Adviser received a copy of Part 2 of Subadviser's Form ADV.

11. USE OF NAME

The Subadviser agrees not to use the names, or any derivatives of the names "John

Hancock," "John Hancock Investment Management Services, LLC" or the names of any such entities' affiliates without first obtaining the applicable entity's express, written consent prior to the use of such name.

12. AMENDMENTS TO THE AGREEMENT

This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective if a majority of the outstanding voting securities of the Fund vote to approve the amendment.

13. ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties.

14. HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

15. NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

16. SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

17. GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the

Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts,

or any of the provisions in this Agreement, conflict with applicable provisions of the Investment

Company Act, the latter shall control.

18.              LIMITATION OF LIABILITY

The Agreement and Declaration of Trust of the 'Trust, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The

Commonwealth of Massachusetts, provides that the name "John Hancock Funds II" refers to the

Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and

no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular portfolio with respect to which such obligation or claim arose, shall be liable.

19. CONFIDENTIALITY

a. All information of or pertaining to the Trust, the Adviser and any of its affiliates, whether stored on computer disk or as electronic media, to which the Subadviser is given access or otherwise obtains in the course of its provision of the services under this Agreement, including but not limited to the Portfolios' holdings and shareholder information (which includes, without limitation, names, addresses, telephone numbers, account numbers, demographic, financial and transactional information), is referred to as "Confidential Information."

b. Subadviser shall hold all Confidential Information in confidence and shall not disclose any Confidential Information to any person, unless otherwise permitted hereunder and

Subadviser shall not use any such Confidential Information for purposes other than in connection with the services provided under this Agreement.

c. The Adviser and Subadviser each agrees to treat the Portfolios' holdings as confidential information in accordance with the Trust's "Policies anti Procedures Regarding Disclosure of

Portfolio Holdings" as such Policy may be amended from time to time, and to prohibit its employees from disclosing or trading while in possession of any such confidential information.

d. If Subadviser becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential

Information, Subadviser may disclose such Confidential Information to the extent legally required; provided, however, that Subadviser shall (i) first notify the Trust of such legal process,

unless such notice is prohibited by statute, rule or court order, (ii) attempt to obtain the Trust's consent to such disclosure, and (iii) in the event consent is not given, agree to permit a motion to quash, or other similar procedural step, to frustrate the production or publication of information.

In making any disclosure under such legal process, the parties agree to use commercially reasonable efforts to preserve the confidential nature of such information. Nothing herein shall require Subadviser to fail to honor a validly issued subpoena, court or administrative order, or other legal requirement on a timely basis.

20. CONSULTATION WITH SUBADVISERS TO OTHER FUND PORTFOLIOS

As required by Rule 17a- 10 under the Investment Company Act, the Subadviser is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

1. other subadvisers to a Portfolio;

2. other subadvisers to a Trust portfolio; and

3. other subadvisers to a portfolio under common control with a Portfolio.

21. SUBADVISER'S SERVICES ARE NOT EXCLUSIVE

The Adviser acknowledges that the Subadviser acts as investment adviser to other clients and may give advice and take action with respect to any of those which may differ from the advice given, or the timing or nature of action taken, with respect to the Portfolios. Subject to its fiduciary obligation to the Portfolios, the Subadviser shall have no obligation to purchase or sell for the Portfolios, or to recommend for purchase or sale by the Portfolios, any security, which

Subadviser, its directors, officers, employees, or affiliates may purchase or sell for themselves or for any other clients.

22. COMPLIANCE

In managing the investments of and determining the composition of the assets of the

Portfolio and in performing its other services and obligations hereunder, the Subadviser shall: (i)

comply with the investment objectives, policies and restrictions of the Portfolio as set forth in the registration statement of the Portfolio, as from time to time amended or supplemented; (ii)

comply with all policies, guidelines, instructions and procedures approved by the Board or the

Adviser with respect to the Portfolio and furnished to the Subadviser; (iii) comply with all applicable requirements of the Investment Advisers Act, the Investment Company Act and the

rules and regulations under each thereof, as the same may be amended from time to time; (iv)

cause the Portfolio to comply with (a) the requirements of Subchapter M of the Internal Revenue

Code of 1986, as amended (the "Code"), for qualification as a regulated investment company

(for so long as the Portfolio seeks to qualify as a regulated investment company under the Code)

and (b) the diversification requirements under Subchapter L of the Code; and (v) comply with all other applicable law, rules and regulations, provided that Subadviser will not be responsible for compliance with requirements related to percentage limitations applicable to the Portfolios'

assets that would require knowledge of the Portfolios' holdings other than the assets subject to this Agreement. In addition, the Subadviser shall maintain compliance procedures for the

Portfolio that the Subadviser reasonably believes are adequate to ensure its and the Portfolio's compliance with the foregoing.

Upon execution of this Agreement, the Subadviser shall provide the Adviser with the

Subadviser's written policies and procedures ("Compliance Policies") as required by Rule

206(4)-7 under the Investment Advisers Act. Throughout the term of this Agreement, the

Subadviser shall promptly submit to the Adviser: (i) any material changes to the Compliance

Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser by any relevant regulatory authority and documentation describing the results of any such examination and of any periodic testing of the Compliance Policies, (iii) documentation of any formal review of the Subadviser's Compliance Policies and (iv) notification of any material compliance matter that relates to the services provided by the Subadviser to the Portfolios including, but not limited to, any material violation of the Compliance Policies or of the

Subadviser's code of ethics and/or related code. Throughout the term of this Agreement, the

Subadviser shall provide the Adviser with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Portfolios to comply with

Rule 38a-1 under the Investment Company Act. The Subadviser also agrees to provide such other information relating to the Subadviser's compliance program as may be reasonably requested by the Portfolios, the Portfolios' Chief Compliance Officer, or his or her authorized representative.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT

SERVICES, LLC

By: /s/ Andrew Arnott

Name: Andrew Arnott

Title: Executive Vice President

RS INVESTMENT MANAGEMENT CO. LLC

By: /s/ Matthew H. Scanlan

Name: Matthew H. Scanlan

Title: Chief Executive Officer

APPENDIX A

The Subadviser shall serve as investment subadviser for each Portfolio of the

Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

Portfolio	First $400 Million of Aggregate Net Assets*	Between $400 Million and $750 Million of Aggregate Net Assets*	Excess over $750 Million of Aggregate Net Assets*
Natural Resources Fund	X.XX%	X.XXX%	X.XX% **

*The term Aggregate Net Assets includes the net assets of a Portfolio managed by the

Subadviser. It also includes the net assets of one or more other portfolios of the Trust or other portfolios managed by the Subadviser, as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

** Rate applies retroactively to all assets at or below $750 Million.

Trust Portfolio(s) Other Portfolio(s)

Natural Resources Fund Natural Resources Trust, a series of

John Hancock Variable Insurance

Trust

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual

Fee Rate"). The Subadviser Fee for each Portfolio shall be accrued for each calendar day,

and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the

Applicable Annual Fee Rate, and multiplying this product by the net assets of the

Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates,

or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears: to the full month in which such effectiveness or termination or change occurs.